Exhibit 99.87

DATE: 22 SEPTEMBER 2026

AMENDMENT AGREEMENT

Between

ATLAS INVESTISSEMENT

and

BNP PARIBAS

THIS AMENDMENT AGREEMENT IS MADE BY AND BETWEEN:

1.	BNP Paribas, a société anonyme, incorporated under the laws of France, having its registered office at 16 boulevard des Italiens, 75009 Paris, registered with the Registre du Commerce et des Sociétés of Paris under the number 662 042 449 R.C.S. Paris, duly represented ("Party A"); and

2.	Atlas Investissement, a société par actions simplifiée, having its registered office at 16, rue de la Ville L’Evêque, 75008 Paris, France, registered with the Registre du Commerce et des Sociétés of Paris under the number 908 070 188 R.C.S. Paris ("Party B", together with Party A the "Parties" and each a "Party");

WHEREAS:

(A)	This amendment agreement (the "Amendment Agreement") is entered into in connection with the FBF Master Agreement relating to Transactions on Forward Financial Instruments between the Parties dated 12 November 2025 (together with its Schedule, and as amended from time to time, the "Master Agreement"), the prepaid forwards and equity swaps relating to the Shares (as defined in the Master Agreement) of the Issuer (as defined in the Master Agreement) as evidenced by the Confirmations (as defined in the Master Agreement) each dated 25 June 2026 (as amended from time to time, the "Original Confirmations") governed by the Master Agreement, and the cash collateral agreement entered into in connection with the Master Agreement securing Party B’s obligations under any Transaction (as defined in the Master Agreement) (the "Cash Collateral Agreement").

(B)	In the context of the entry into of two additional prepaid forwards and two additional equity swaps relating to the Shares between Party B and respectively each Original Bank (other than Natixis) and each Additional Bank on the date hereof, the Parties agreed to enter into this Amendment Agreement, and an amendment agreement to the Pledge Agreement (as defined in the Master Agreement) on the date hereof (such amendment agreement, the "Pledge Amendment Agreement")

(C)	Capitalized terms used herein and not expressly defined in this Amendment Agreement shall have the meaning ascribed to them in the Master Agreement (as amended pursuant to this Amendment Agreement) or the relevant Confirmations, as applicable.

THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

1.	Amendment to the Master Agreement, the Confirmation 1, the Confirmation 2 and the Cash Collateral Agreement

Subject to the terms of Article 3 below, with effect from and including the date hereof:

(i)	the Master Agreement shall be amended such that the rights and obligations of each Party thereto are as set forth in the document (together with its Schedule and all annexes) attached hereto as Appendix B;

(ii)	the Cash Collateral Agreement shall be amended as set forth in Appendix C hereto;

(iii)	the Confirmation 1 shall be amended such that the rights and obligations of each Party thereto are as set forth in the document attached hereto as Appendix D;

(iv)	the Confirmation 2 shall be amended such that the rights and obligations of each Party thereto are as set forth in the document attached hereto as Appendix E; and

(v)	any reference to the Master Agreement, the Confirmation 1, the Confirmation 2 and the Cash Collateral Agreement in any Transaction Document shall be deemed to be a reference to the Master Agreement, the Confirmation 1, and the Confirmation 2 and the Cash Collateral Agreement, as amended pursuant to the foregoing, and any reference to the Agreement in the Transaction Documents shall be deemed to be a reference to the Master Agreement as amended pursuant to the foregoing, together with any Confirmation as amended pursuant to the foregoing.

2.	Condition precedent

The entry into force of this Amendment Agreement is subject to the satisfaction of the conditions listed in Part I of Appendix A (Conditions precedent), in each case in a form and substance satisfactory to Party A on the date hereof.

The occurrence of the Commencement Date(3) of the Prepaid Forward(3) and the Equity Swap(3) and the Commencement Date(4) of the Prepaid Forward(4) and the Equity Swap(4) (each as defined in the Confirmations) is subject to the satisfaction of the conditions listed in Part II of Appendix A (Conditions precedent).

3.	Representations

Party B represents to Party A that on the date hereof:

(i)	it is acting for its own account, has full authority and capacity to enter into this Amendment Agreement, and this Amendment Agreement has been duly authorised by all internal procedures or any other competent internal authority;

(ii)	the Guarantor has full authority and capacity to grant each Guarantee, and each Guarantee has been duly authorized by all internal procedures or any other competent internal authority;

(iii)	the entry into and performance by Party B of this Amendment Agreement do not contravene any provision of any applicable laws, decrees, regulations or articles of incorporation (or other constitutive documents) applicable to Party B, nor any agreement Party B is a party to or binding upon Party B or any undertaking of Party B, and Party B is not a party to any agreement or undertaking which may adversely affect the rights of Party A under this Amendment Agreement, including Party A's rights to enforce the Pledge and/or the cash collateral pursuant to the terms of the Pledge Agreement and/or the Cash Collateral Agreement; and

(iv)	this Amendment Agreement constitutes a set of rights and obligations which are enforceable against third parties and binding on it in accordance with all its terms.

Party B:

(a)	repeats the representations deemed to be repeated by it on the Amendment Date (as defined in the Master Agreement) under Article 6.1 of the Master Agreement pursuant to the terms thereof;

(b)	reiterates its acknowledgments in Articles 6.4 to 6.7 of the Master Agreement;

(c)	represents that no representation mentioned in paragraph (a) above was inaccurate at the time it was made or repeated; and

(d)	confirms the undertakings made by it under the Transaction Documents.

4.	No other amendments

All other terms of the Transaction Documents and any other related documents remain unchanged and in full force and effect, unless otherwise specified by the Parties.

This Amendment Agreement does not constitute in any way a novation of the Transaction Documents or any other related document.

5.	Fees

Party B shall pay to Party A's and the Other Banks' counsels the legal fees incurred by them in connection with the drafting, negotiation and execution of this Amendment Agreement, any other Transaction Document, any Other Transaction Documents, any Guarantee, any Other Guarantee and any other related documents, within thirty (30) calendar days following the request from such legal counsel.

6.	Miscellaneous

(i)	This Amendment Agreement constitutes a Transaction Document.

(ii)	This Amendment Agreement is governed by French law. Any dispute relating to, without limitation, its validity, interpretation or performance shall be subject to the jurisdiction of the Commercial Court (Tribunal des activités économiques) of Paris (International Chamber).

7.	Electronic signature

In accordance with articles 1366 and 1367 of the French civil code, this Amendment Agreement may be signed electronically by each of the authorized representatives of the Parties. The Parties acknowledge and agree that electronic signatures via DocuSign, which is compliant with EU eIDAS Regulation (EU) 910/2014, were used for the execution of this Amendment Agreement by such signatories. Each Party acknowledges that it has received all the information required for the electronic signature of this Amendment Agreement and that it has signed this Amendment Agreement electronically in full knowledge of the technology used and its terms and conditions, and consequently waives any claim and/or legal action challenging the reliability of this electronic signature system or its intention to enter into this Amendment Agreement. Furthermore, in accordance with the provisions of article 1375 of the French civil code, the obligation to deliver an original copy to each of the Parties is not necessary as proof of the commitments and obligations of each Party to this Amendment Agreement. The delivery of an electronic copy of this Amendment Agreement directly by DocuSign to each Party shall constitute sufficient and irrefutable proof of the commitments and obligations of each Party to this Amendment Agreement.

Done on 22 September 2026.

BNP PARIBAS

Name: Maud Werner
Title: Authorised signatory

ATLAS INVESTISSEMENT

Name: Xavier Rioult de Neuville
Title: Directeur Général